CANE CLARK LLP		3273 E. Warm Springs Las Vegas, NV 89120

Kyleen E. Cane*	Bryan R. Clark^	Telephone: 702-312-6255
Joe Laxague	Scott P. Doney	Facsimile: 702-944-7100
Christopher T. Clark		Email: sdoney@caneclark.com

December 21, 2012

Level20 Inc.
228 Hamilton Ave., 3rd Floor
Palo Alto, CA 94301

Re:     Level20 Inc., Registration Statement on Form S-1

Ladies and Gentlemen:

I have acted as counsel for Level20 Inc., a Nevada corporation (the “Company”), in connection with the registration statement on Form S-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), relating to the offering of 20,000,000 shares of the Company’s common stock.

In rendering the opinion set forth below, I have reviewed: (a) the Registration Statement and the exhibits attached thereto; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; (e) the Certification of Officer issued from Rob Danard, President and CEO of the Company; and (f) such statutes, records and other documents as we have deemed relevant. In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof.  In addition, I have made such other examinations of law and fact, as I have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based upon the foregoing, and the I am of the opinion that the 20,000,000 shares of common stock to be sold by the Company will be validly issued, fully paid and non-assessable when issued by the Company if the consideration for the shares described in the prospectus is received by the Company.

This opinion is based on Nevada general corporate law, including the statutory provisions, all applicable provisions of the Nevada constitution and reported judicial decisions interpreting those laws.

Very truly yours,

/s/ Scott Doney
Scott Doney, Esq.

*Licensed in California, Washington and Hawaii;
^Licensed in Colorado and District of Columbia

CONSENT

I HEREBY CONSENT to the use of my opinion in connection with the Form S-1 Registration Statement filed with the Securities and Exchange Commission as counsel for the registrant, Level20 Inc.

Very truly yours,

/s/ Scott Doney
Scott Doney, Esq

*Licensed in California, Washington and Hawaii;
^Licensed in Colorado and District of Columbia